CONSENT OF SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP,
(FORMERLY SQUAR, MILNER, MIRANDA & WILLIAMSON, LLP)
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form SB-2 of our report dated November 14, 2006 which appears in the Annual Report on Form 10-KSB of U.S. Dry Cleaning Corporation for the year ended September 30, 2006, and to the use of our name as it appears under the caption “Experts.”

/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP

Newport Beach, California
December 26, 2006